EXHIBIT 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER UNDER SECTION 906 OF THE
SARBANES OXLEY ACT OF 2002, 18 U.S.C. § 1350

In connection with the Quarterly Report of NCS Multistage Holdings, Inc. (the “Company”) on Form 10-Q for the period ended September  30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ryan Hummer, Chief Executive Officer and Director of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

October 31, 2023	/s/ Ryan Hummer
Ryan Hummer
Chief Executive Officer